QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

RRSAT GLOBAL COMMUNICATIONS NETWORK LTD.

CONSENT TO BE NAMED

        Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended (the "Securities Act"), I, David Assia, consent to be named in the Registration Statement on Form F-1/A of RRSat Global Communications Network Ltd. as a proposed member of the board of director of RRSat Global Communications Network Ltd.

DATED: October 24, 2006
/s/ David Assia David Assia

QuickLinks

RRSAT GLOBAL COMMUNICATIONS NETWORK LTD. CONSENT TO BE NAMED